CONSENT OF EXPERT

Gideon Johannes van der Heever, Pr.Sci.Nat.
P.O. Box 20
Potchefstroom
South Africa
2520

US Securities and Exchange Commission

Re              Anooraq Resources Corporation Form on 20F for the Fiscal year ended December 31, 2004

I, Gideon Johannes van der Heever, Pr. Sci Nat., hereby certify that I have read the disclosure in connection with the Boikgantsho Joint Venture Property contained in the subject 20F and hereby consent to the reference to myself as a named expert in the written disclosure in the Form 20F of Anooraq Resources Corporation.

Dated this 21 day of June, 2005.

/s/ Deon van der Heever
______________________________________________________________
Deon van der Heever, Pr.Sci.Nat.